Exhibit 99.1

Company Contact:
Alan Catherall (770) 485-2527
Louis Fienberg (770) 485-2592
Investor Relations Contact:
Hayden Communications
Brett Maas (646) 536-7331
PRESS ANNOUNCEMENT
FOR IMMEDIATE RELEASE
NUMEREX ACQUIRES ORBIT ONE
Combination of Cellular and Satellite M2M Market Leaders Creates A
Uniquely Positioned Single-Source Solutions and Network Services Company
ATLANTA, GA, August 2, 2007 — Numerex Corp. (NASDAQ: NMRX), a leading enabler of machine-to-machine (M2M) solutions and provider of wireless network services, announced today that it has acquired the assets of Orbit One Communications, Inc, an established leader in the provisioning of satellite data products and services to government agencies and emergency services markets. Numerex will continue the Orbit One business through its wholly-owned subsidiary, Orbit One Communications, LLC.
Orbit One (www.orbit-one.com) provides innovative and customized satellite-based M2M solutions that include hardware, software, data management, installation and maintenance, coupled with a proprietary operational support platform. Orbit One’s business has been built over several years by designing and applying a variety of technologies and solutions to enable the real-time tracking and monitoring of high-value assets.
“We are very excited about this combination and the new M2M markets we are entering. Orbit One’s innovative satellite-based solutions significantly contribute to the scope and depth of our horizontal M2M platforms and greatly enhance our competitive position,” said Stratton Nicolaides, Chairman and CEO of Numerex. “We welcome Mr. David Ronsen, who will head our satellite division, and all Orbit One associates to our Numerex family and look forward to a future where together we continue to lead the M2M industry with best-of-breed terrestrial wireless and satellite based solutions.”
“We are very pleased to join one of the true pioneers and leaders of the wireless M2M industry,” said David Ronsen, President of Orbit One. “We believe that our operations when integrated with Numerex infrastructure will significantly improve our collective position while strengthening our capabilities to secure enterprise opportunities in addition to expanding our presence in the government sector.”
Orbit One is one of the largest global solutions integrators of satellite small packet data products and services. Additionally, the company offers one of the largest fleets of auto-acquire VSAT systems in the United States, which can be shipped to any area of the country for disaster and business recovery purposes.
Mr. Nicolaides continued, “Orbit One has several key attributes that we believe create a strong business case and a compelling strategic combination.”
Key attributes of the transaction include:
•	New technology and products — Numerex is the only M2M applications enabler that has a comprehensive network for M2M monitoring and tracking — including SMS, GPRS, CDMA, and now satellite networks.

•	Geographic reach — satellite covers most of the globe and significantly expands our potential ability to enable M2M applications in remote areas not well served by other terrestrial-based providers.

•	New vertical markets — Orbit One gives us reach into government and emergency services, markets that we currently do not serve. We intend to extend our offerings into Homeland Security, Department of Defense, and a variety of disaster relief agencies.

•	Cross-selling opportunities — we will seamlessly market and sell both satellite and terrestrial based products and services into both government and enterprise markets

•	Seasoned management — we are joined by a team of M2M veterans experienced in the delivery of satellite services to Federal, State, and other government organizations.

•	Profitable — Orbit One is historically profitable with a good balance of product and service revenue that is expected to generate attractive margins with good operating leverage and scale.

•	Acquisition structure — the mix of cash and earn-out heightens the probability of sustainable contribution to earnings and achievement of our objectives.
Numerex and Orbit One structured the transaction as an asset purchase whereby Orbit One will received $6 million in cash at closing and, shortly thereafter, an additional $2 million upon meeting certain business objectives. Also, Orbit One is entitled to ‘earn-out’ and receive up to 1,100,000 shares of common stock upon the achievement of certain revenue and EBITDA performance based objectives. In addition, if these revenue and EBITDA targets are exceeded, Orbit One stands to receive up to an additional 471,729 shares of common stock and an additional cash payment of $2.5 million. The earn-out benchmarks are measured annually and extend through 2009. Orbit One is generating approximately $9 to $11 million in annual revenues and is profitable.
Mr. Nicolaides continued, “Our business has been evolving and has moved over the last several quarters to a broad network services platform focus. The acquisition of Orbit One furthers our strategy by expanding our platform and enabling capabilities with new network and technology offerings. We have been investing heavily in human resources, network infrastructure, systems and processes, and several other development projects over the last several months. We view these actions as critical to meet specific short-term and longer-term objectives. Also, with respect to certain branded product lines, we have changed our pricing model to meet new market conditions and have moved to capture market share in light of a technology transition from our analog to digital wireless networks. So far, we believe the program is working, digital network connections increased from the prior quarter.
However, our results for the quarter were adversely affected by several factors including a change in our pricing strategy, as previously mentioned, and the continued investment in infrastructure and resources. Results for Q2 generated $15.2 million in revenues and a loss of 2 cents per share. We will provide additional detailed information in our press release announcing second quarter results and conference call.”
About Numerex
Numerex Corp. (NASDAQ: NMRX) is a leading enabler of machine-to-machine (M2M) solutions and wireless network services provider. A single-source for M2M solutions, Numerex delivers real-time wireless data communications and technology for purposes of enabling solutions that monitor, track, measure, and intelligently manage remote assets. Numerex’ portfolio of enabling services includes monitoring devices, several on-demand network technologies, and accompanying back office services (activation, provisioning, customer support, network operations support, billing and certification) which help market leaders bring e2e M2M solutions to market faster, with greater flexibility. These solutions can be tailored to meet the needs of each application, customer, and industry. Numerex enables M2M solutions across a number of key verticals including alarm security, vehicle location and asset recovery, point of sale, vending, and utility management, government and emergency services which have been deployed throughout North America. The Company is headquartered in Atlanta, Georgia. For additional information, visit http://www.nmrx.com
Statements in this press release that are not historical in nature are forward-looking statements. These statements include statements about future business plans and performance. Forward-looking statements involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors including risks associated with integrating Orbit One’s business with that of Numerex, and the risk that a substantial portion of Orbit One’s revenues are derived from government contracts that may be terminated by the government at any time. Additional risks are detailed from time to time in separate filings by Numerex with the Securities and Exchange Commission. Although Numerex believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Numerex can give no assurance that their expectations will be attained. The Company undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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